Exhibit 23.1
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                          Independent Auditors' Consent
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The Board of Directors and Stockholders
G2 Ventures, Inc.
Dallas, Texas


We consent to the use and inclusion in this Form SB-2 Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated August 26, 2003 on our audit of the financial statements of G2 Ventures, Inc. at July 31, 2003 and December 31, 2002 and for the seven months and periods September 26, 2002 (inception) through December 31, 2002 and July 31, 2003.

We also consent to the reference of our Firm under the caption "Experts" in the Registration Statement and Prospectus.





Turner, Stone & Company, L.L.P.
Certified Public Accountants
Dallas, Texas
September 9, 2003